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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               December 20, 1996



                          AMERICAN EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


                                    0-11871
                            (Commission File Number)


            DELAWARE                                       74-2086890
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)


      1331 LAMAR, SUITE 900
          HOUSTON, TEXAS                                       77010
(Address of Principal Executive Offices)                     (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 756-6000


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OF ASSETS

         On December 20, 1996, American Exploration Company (the "Company") acquired from New York Life Insurance Company ("New York Life") and certain of its affiliates (collectively, the "Limited Partners") the Limited Partners' aggregate 80% interest in the net assets of Ancon Partnership Ltd. ("Ancon") for a purchase price of approximately $12.9 million. The acquisition was funded through borrowings under the Company's bank credit facility.

         The net assets acquired by the Company included interests in proved oil and gas reserves totaling an estimated 2.3 million BOE as of October 1, 1996, the effective date of the transaction. The interests in oil and gas properties were valued at approximately $9 million, and the remaining purchase price was attributable to acquired working capital. The acquisition of the Limited Partners' interests increased the Company's net ownership position in several of its major properties.

         Ancon is a Texas limited partnership which was formed by the Company and New York Life to acquire, explore, develop and operate oil and gas properties. The Company served as the general partner of Ancon, and the New York Life entities were the only limited partners. The Company expects to dissolve the partnership as soon as practicable after the completion of the acquisition.

         As of December 31, 1996, New York Life was the beneficial owner of approximately 4.5% of the Company's outstanding common stock. Also, a subsidiary of the Company and a separate subsidiary of New York Life serve as managing general partners of a series of publicly-registered limited partnerships that are currently in the process of liquidation.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired

              Financial statements are not available at this time and will be filed within 60 days of the date of filing this report.

         (b)  Pro Forma Financial Information

              Pro forma financial information is not available at this time and will be filed within 60 days of the date of filing this report.

         (c)  Exhibits

              10(a) Purchase and Sale Agreement, dated December 16, 1996, by and among American Exploration Company, NYLIFE Resources Inc., New York Life Insurance Company and New York Life Insurance and Annuity Corporation.

              99(a) American Exploration Company News Release, dated December 30, 1996.





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AMERICAN EXPLORATION COMPANY




Date:   January 3, 1997                 By:  /s/ CINDY L. GEROW
                                           ------------------------------------
                                             Cindy L. Gerow
                                             Vice President and Controller





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                                   EXHIBIT INDEX

  Exhibit No.                       Description
  -----------                       -----------

     10(a) Purchase and Sale Agreement, dated December 16, 1996, by and among American Exploration Company, NYLIFE Resources Inc., New York Life Insurance Company and New York Life Insurance and Annuity Corporation.

     99(a)       American Exploration Company News Release, dated
                 December 30, 1996.